                                                                    Exhibit 99.2

                         Quest Diagnostics Incorporated
                Unaudited Pro Forma Combined Financial Statements

         On February 26, 2003, Quest Diagnostics accepted for payment more than 99% of the outstanding capital stock of Unilab Corporation ("Unilab"), the leading independent clinical laboratory in California. On February 28, 2003, Quest Diagnostics acquired the remaining shares of Unilab through a merger. In connection with the acquisition, Quest Diagnostics paid $297 million in cash and issued 7.1 million shares of Quest Diagnostics common stock to acquire all of the outstanding capital stock of Unilab. In addition, Quest Diagnostics reserved approximately 0.3 million shares of Quest Diagnostics common stock for outstanding stock options of Unilab which were converted upon the completion of the acquisition into options to acquire shares of Quest Diagnostics common stock (the "converted options").

         The aggregate purchase price of $697 million included the cash portion of the purchase price of $297 million and transaction costs of approximately $19 million with the remaining portion of the purchase price paid through the issuance of 7.1 million shares of Quest Diagnostics common stock (valued at $372 million or $52.80 per share, based on the average closing stock price of Quest Diagnostics common stock for the five trading days ended March 4, 2003) and the issuance of approximately 0.3 million converted options (valued at approximately $9 million, based on the Black Scholes option-pricing model).

         In conjunction with the acquisition of Unilab, Quest Diagnostics repaid $220 million of debt, representing substantially all of Unilab's then existing outstanding debt, and related accrued interest. Of the $220 million, $124 million represents payments related to Quest Diagnostics' cash tender offer which was completed on March 7, 2003, for all of the outstanding $100.8 million principal amount and related accrued interest of Unilab's 12 3/4% Senior Subordinated Notes due 2009 and $23 million of related tender premium and associated tender offer costs.

         Quest Diagnostics financed the cash portion of the purchase price and related transaction costs, and the repayment of substantially all of Unilab's outstanding debt and related accrued interest with the proceeds from a new $450 million amortizing term loan facility (the "term loan") and cash on-hand.

         In connection with the acquisition of Unilab, as part of a settlement agreement with the United States Federal Trade Commission, Quest Diagnostics entered into an agreement to sell to Laboratory Corporation of America Holdings, Inc., ("LabCorp"), certain assets in northern California, including the assignment of agreements with four independent physician associations ("IPA") and leases for 46 patient service centers (five of which also serve as rapid response laboratories) for $4.5 million (the "Divestiture"). Approximately $27 million in annual net revenues are generated by capitated fees under the IPA contracts and associated fee for service testing for physicians whose patients use these patient service centers, as well as from specimens received directly from the IPA physicians. None of the assets have yet been assigned to LabCorp. Quest Diagnostics expects to complete the transaction by August 2003.

         The following unaudited pro forma combined financial statements of Quest Diagnostics have been prepared to illustrate the effects of the following transactions:

         o Quest Diagnostics' purchase, on February 28, 2003, of Unilab, its financing of the cash portion of the purchase price and related transaction costs associated with the Unilab acquisition, and the repayment of substantially all of Unilab's outstanding debt and related accrued interest with cash on-hand and $450 million of borrowings under the term loan. During the first quarter of 2003, Quest Diagnostics repaid $42 million of principal outstanding under the term loan.

         o Quest Diagnostics' purchase, on April 1, 2002, of American Medical Laboratories, Incorporated, or AML, its financing of the all cash purchase price and related transaction costs associated with the AML acquisition, and the repayment of substantially all of AML's outstanding debt and related accrued interest with cash on-hand and $300 million of borrowings under its secured receivables credit facility and $175 million of borrowings under our unsecured revolving credit facility. During the remainder of 2002, Quest Diagnostics repaid all of the $300 million borrowed under its secured receivables credit facility and all of the $175 million borrowed under its unsecured revolving credit facility.

         The acquisition of AML was accounted for under the purchase method of accounting. As such, the cost to acquire AML has been allocated to the assets and liabilities acquired based on estimated fair values as of the closing date. Quest

Diagnostics' historical financial statements as of and for the year ended December 31, 2002 include the results of operations of AML subsequent to the closing of the AML acquisition, on April 1, 2002.

         Although not required by the applicable SEC rules, we believe it would be beneficial to investors to reflect the AML acquisition and the related borrowings in the following unaudited pro forma combined financial statements to assist them in understanding the combined financial position and results of operations of Quest Diagnostics after giving effect to both the AML and Unilab acquisitions and the related borrowings.

         The AML acquisition and Unilab acquisition are collectively referred to by us as the Acquisitions. The borrowings under Quest Diagnostics' unsecured revolving and secured receivables credit facilities and the term loan are collectively referred to by us as the Borrowings.

         The unaudited pro forma combined balance sheet as of December 31, 2002 gives effect to the acquisition of Unilab, the repayment of substantially all of Unilab's existing outstanding debt and the borrowings under the term loan as if they had occurred on December 31, 2002. The acquisition of Unilab will be accounted for under the purchase method. As such, the cost to acquire Unilab will be allocated to the respective assets and liabilities acquired based on their estimated fair values at the closing of the Unilab acquisition. An allocation of the costs to acquire Unilab has been made to the assets and liabilities of Unilab in the accompanying unaudited pro forma combined financial statements based on estimates. The final allocation may be different from the amounts reflected in the accompanying unaudited pro forma combined financial statements. The unaudited pro forma combined statement of operations assumes the Acquisitions, the repayment of substantially all of AML's and Unilab's existing outstanding debt and the Borrowings were effected on January 1, 2002.

         The estimated costs related to the integration of Unilab into our laboratory network are not included in the unaudited pro forma combined balance sheet as of December 31, 2002. We estimate that Quest Diagnostics will incur up to $20 million of costs to integrate Quest Diagnostics and Unilab. A significant portion of these costs is expected to require cash outlays and is expected to primarily relate to severance and other integration-related costs through the first half of 2005, including the elimination of excess capacity and workforce reductions. These estimates are preliminary and will be subject to revisions as detail integration plans are developed and finalized. To the extent that the costs relate to actions that impact the employees and operations of Unilab, such costs will be accounted for as a cost of the Unilab acquisition and included in goodwill. To the extent that the costs relate to actions that impact Quest Diagnostics' employees and operations, such costs will be accounted for as a charge to earnings in the periods that the related actions are taken. Upon completion of the Unilab integration, we expect to realize approximately $25 million to $30 million of annual synergies and we expect to achieve this annual rate of synergies by the end of 2005.

         The unaudited pro forma combined statement of operations does not include the costs of integrating Unilab, nor does it include the estimated annual synergies expected to be realized upon completion of the integration of the Acquisitions.

         No adjustment to the pro forma combined financial statements has been made to reflect the impact of the Divestiture of certain assets of Quest Diagnostics in northern California, which would not have a material impact on Quest Diagnostics' financial condition, results of operations or cash flow. Quest Diagnostics' net revenues from testing performed by Quest Diagnostics' regional laboratory and rapid response laboratories in northern California represent less than 1% of Quest Diagnostics' net revenues for the year ended December 31, 2002.

         The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial statements.

         The unaudited pro forma combined financial statements are presented for illustrative purposes only to aid you in your analysis of the impact to Quest Diagnostics of the Acquisitions and the Borrowings. The unaudited pro forma combined financial statements are not necessarily indicative of the combined financial position or results of operations that would have been realized had Quest Diagnostics, AML and Unilab been a single entity during the periods presented. In addition, the unaudited pro forma combined financial statements are not necessarily indicative of the future results that Quest Diagnostics will experience after the Acquisitions. The unaudited pro forma combined financial statements and related notes should be read in conjunction with the historical financial statements of Quest Diagnostics and Unilab.

                                Quest Diagnostics Incorporated And Subsidiaries
                                    Unaudited Pro Forma Combined Balance Sheet
                                                 December 31, 2002
                                                   (in thousands)


                                             Historical
                                 -----------------------------------
                                                                                                   Pro forma
                                     Quest                                                         Combined
                                  Diagnostics           Unilab              Adjustments           with Unilab
                                 ---------------    ----------------      ----------------      ----------------
Assets
Current assets:
Cash and cash equivalents......      $  96,777          $  64,593             $ 446,208  (a)
                                                                               (292,417) (c)
                                                                                 (9,160) (d)
                                                                               (223,668) (e)        $  82,333
Accounts receivable, net of
 allowance.....................        522,131             57,606                     -               579,737
Inventories....................         60,899              5,269                  (546)  (c)(2)       65,622
Deferred income taxes..........        102,700             18,540                (7,443)  (b)
                                                                                  6,892   (c)(5)      120,689
Prepaid expenses and other
 current assets................         41,936              5,290                (1,544)  (c)(2)       45,682
                                     ---------          ---------             ---------             ---------
 Total current assets..........        824,443            151,298               (81,678)              894,063
Property, plant and equipment, net     570,149             11,675                     -               581,824
Goodwill, net..................      1,788,850             93,508   (c) (1)     645,417   (c) (7)   2,527,775
Intangible assets, net.........         22,083                  -                     -                22,083
Deferred income taxes..........         29,756             37,450                 4,821   (c) (5)      72,027
Other assets...................         88,916              5,216                 3,792   (a)
                                                                                 (8,494)  (c)
                                                                                 (3,473)  (c) (3)      85,957
                                    ----------          ---------             ---------            ----------
Total assets...................     $3,324,197          $ 299,147             $ 560,385            $4,183,729
                                    ==========          =========             =========            ==========
Liabilities and Stockholders'
 Equity
Current liabilities:
Accounts payable and accrued
 expenses......................      $ 609,945          $  37,926             $  (4,479)  (b)
                                                                                  2,128   (c) (6)
                                                                                 (9,160)  (d)
                                                                                 (3,534)  (e)       $ 632,826
Short-term borrowings and
 current portion of long-term
 debt..........................         26,032              8,684                73,125   (a)
                                                                                 (7,978)  (e)          99,863
                                     ---------          ---------             ---------             ---------
 Total current liabilities.....        635,977             46,610                50,102               732,689
Long-term debt.................        796,507            187,240               376,875   (a)
                                                                                 25,474   (c) (4)
                                                                               (212,156)  (e)       1,173,940
Other liabilities..............        122,850              4,472                     -               127,322
                                     ---------          ---------             ---------             ---------
 Total liabilities.............      1,555,334            238,322               240,295             2,033,951
Common stockholders' equity....      1,768,863             60,825                (2,964)  (b)
                                                                                323,054   (c) (7)   2,149,778
                                    ----------          ---------             ---------            ----------
Total liabilities and
 stockholders' equity..........     $3,324,197          $ 299,147             $ 560,385            $4,183,729
                                    ==========          =========             =========            ==========

See the accompanying notes to the unaudited pro forma combined financial statements.


                             Quest Diagnostics Incorporated And Subsidiaries
                           Unaudited Pro Forma Combined Statement Of Operations
                                   For The Year Ended December 31, 2002
                                   (in thousands, except per share data)


                            Historical                                         Historical
                      ------------------------                                 -----------
                                                                                                                   Pro forma
                                                                    Pro forma                                      Combined
                       Quest                                        Combined                                       with AML
                    Diagnostics   AML (f)      Adjustments          with AML     Unilab        Adjustments        and Unilab
                    -----------  -----------   ------------        ----------  -----------    -------------      ------------
Net revenues........  $4,108,051   $ 78,415      $       -         $4,186,466  $428,940       $   8,816  (n)(1)  $4,624,222
Costs and expenses
Cost of services....   2,432,388     52,680          1,728 (h)(2)
                                                     1,130 (h)(3)   2,487,926   280,507           2,596  (n)(2)
                                                                                                (29,650) (n)(1)
                                                                                                  3,557  (n)(3)   2,744,936
Selling, general
 and administrative..  1,074,841     21,169            129 (h)(2)
                                                    (1,130)(h)(3)   1,095,009    54,015           4,338  (n)(2)
                                                                                                 38,466  (n)(1)
                                                                                                 (3,557) (n)(3)   1,188,271
Interest, net.......      53,673      3,537            368 (h)(1)
                                                      (689)(i)         56,889    18,144          (4,434) (o)         70,599
Amortization of
 intangible assets..       8,373        913           (368)(h)(1)
                                                      (545)(j)          8,373       581            (581) (p)          8,373
Depreciation........           -      1,857         (1,857)(h)(2)           -     6,934          (6,934) (n)(2)           -
Provision for
 special charges....           -     14,454 (g)    (14,454)(k)              -     6,252 (m)      (6,252) (q)              -
Minority share of
 income.............      14,874          -              -             14,874         -               -              14,874
Other, net..........     (18,475)       (34)             -            (18,509)        -               -             (18,509)
                       ---------   --------      ---------          ---------  --------       ---------          ----------
 Total..............   3,565,674     94,576        (15,688)         3,644,562   366,433          (2,451)          4,008,544
                       ---------   --------      ---------          ---------  --------       ---------          ----------
Income (loss)
 before taxes.......     542,377    (16,161)        15,688            541,904    62,507          11,267             615,678
Income tax expense
 (benefit)..........     220,223     (3,419)         3,349 (l)        220,153    26,253           2,044  (r)        248,450
                       ---------   --------      ---------          ---------  --------       ---------          ----------
Net income (loss)...    $322,154   $(12,742)     $  12,339           $321,751  $ 36,254       $   9,223           $ 367,228
                       =========   ========      =========          =========  ========       =========          ==========
Basic earnings per
 common share:
Net income..........    $   3.34                                     $   3.34                                     $    3.55

Diluted earnings
 per common share:
Net income..........    $   3.23                                     $   3.22                                     $    3.43

Weighted average
 common shares
 outstanding:
Basic...............      96,467                                       96,467                     7,055  (s)        103,522
Diluted.............      99,790                                       99,790                     7,136  (s)        106,926


See the accompanying notes to the unaudited pro forma combined financial statements.

                 Quest Diagnostics Incorporated And Subsidiaries
           Notes To Unaudited Pro Forma Combined Financial Statements

BALANCE SHEET PRO FORMA ADJUSTMENTS

     Relating to the Unilab Acquisition

(a) Reflects the gross cash proceeds of $450 million in borrowings under Quest Diagnostics' new $450 million amortizing term loan facility (the "term loan") to finance the cash portion of the purchase price and related transaction costs associated with the acquisition of Unilab and to repay substantially all of Unilab's existing outstanding debt. The term loan carries interest at LIBOR plus an applicable margin that can fluctuate over a range of up to 80 basis points, based on changes in the Company's credit rating. At the option of the Company, it may elect to enter into LIBOR-based interest rate contracts for periods up to 180 days. Interest on any outstanding amounts not covered under the LIBOR-based interest rate contracts is based on an alternate base rate, which is calculated by reference to the prime rate or federal funds rate. The term loan requires principal repayments of the initial amount borrowed equal to 16.25%, 20%, 20%, 21.25% and 22.5% in years one through five, respectively.

     The gross proceeds have been reduced for debt financing costs of $4.2 million, of which $0.4 million had been paid and capitalized within Quest Diagnostics' historical balance sheet as of December 31, 2002. Such costs will be capitalized and amortized over the term of the facility. During the first quarter of 2003, Quest Diagnostics repaid $42 million of principal outstanding under the term loan.

(b) Reflects special charges incurred and expensed by Unilab in conjunction with the Unilab acquisition as follows (in millions):



                                                                    Increase (decrease) in
                                             --------------------------------------------------------------------
                                                             Accounts
                                                              payable
                                               Deferred        and                      Additional       Total
                                                income        accrued       Retained     paid-in      stockholders'
                                                 taxes       expenses        earnings    capital         equity
                                                 ------      --------        --------    -------         ------

         Stock based compensation
          charge due to the
          accelerated vesting of
          outstanding Unilab stock
          options.................... (b)(1)     $   -         $    -          $ (5.4)      $  5.4       $    -
         Accrued merger costs and
          expenses................... (b)(2)         -            9.2            (9.2)           -         (9.2)
         Tax benefit associated
          with the stock based
          compensation expense and
          merger related expenses
          outlined above.............              2.2              -             2.2            -          2.2
         Tax benefit recognized
          upon exercise of Unilab
          stock options.............. (b)(3)      (9.6)         (13.6)              -          4.0          4.0
                                                ------         ------          ------       ------       ------
             Total pro forma
             adjustment..............           $ (7.4)        $ (4.4)         $(12.4)      $  9.4       $ (3.0)
                                                ======         ======          ======       ======       ======


   (b)(1) Represents $5.4 million of non-cash expenses related to stock based compensation due to the accelerated vesting of outstanding Unilab stock options. The stock based compensation for the options would be recorded as a charge to earnings with an offsetting increase in additional paid-in capital. In the accompanying unaudited pro forma combined balance sheet, this non-recurring charge incurred in conjunction with the acquisition of Unilab, is reflected as a reduction in retained earnings within common stockholders' equity.

   (b)(2) Represents the accrual of additional direct transaction costs, primarily comprised of investment banking and legal fees, incurred and expensed by Unilab in conjunction with the closing of the merger agreement between Unilab and Quest Diagnostics.

   (b)(3) Represents the tax benefit associated with tax deductible employee compensation recognized in conjunction with the exercise of options to acquire shares of Unilab common stock in connection with the completion of the Unilab acquisition.

   (c) Reflects the purchase of all the outstanding shares of Unilab common stock and the payment of transaction costs associated with the acquisition of Unilab. In connection with the acquisition, Quest Diagnostics paid $297 million in cash and issued 7.1 million shares of Quest Diagnostics common stock to acquire all of the outstanding capital stock of Unilab. In addition, Quest Diagnostics reserved approximately 0.3 million shares of Quest Diagnostics common stock for outstanding stock options of Unilab which were converted upon the completion of the acquisition into options to acquire shares of Quest Diagnostics common stock (the "converted options"). The aggregate purchase price of $697 million included the cash portion of the purchase price of $297 million and transaction costs of approximately $19 million with the remaining portion of the purchase price paid through the issuance of 7.1 million shares of Quest Diagnostics common stock (valued at $372 million or $52.80 per share, based on the average closing stock price of Quest Diagnostics common stock for the five trading days ended March 4, 2003) and the issuance of approximately 0.3 million converted options (valued at approximately $9 million, based on the Black Scholes option-pricing model).

         The components of acquisition cost as are follows (in millions):

         Components of Acquisition Cost

         Purchase price to acquire all of Unilab's outstanding common stock.................... $ 677.9
         Transaction costs incurred by Quest Diagnostics, consisting primarily of fees
          and expenses of investment bankers, attorneys and accountants........................    19.5
                                                                                                -------
             Total acquisition cost............................................................   697.4

         Value of Quest Diagnostics shares issued..............................................  (372.5)
         Value of converted options issued.....................................................    (8.4)
         Transaction costs paid by Quest Diagnostics and classified within other assets
          in Quest Diagnostics' historical balance sheet as of December 31, 2002...............    (8.5)
         Proceeds from options exercised to acquire Unilab common stock........................   (15.6)
                                                                                                -------
             Net cash paid to fund cash portion of Unilab purchase price and related transaction costs..............................................................  $ 292.4
                                                                                                =======

         The preliminary allocation of acquisition cost to the Unilab assets and liabilities acquired under the purchase method of accounting is as follows (in millions):


         Preliminary Purchase Price Allocation

         Net assets of Unilab per historical balance sheet as of December 31, 2002............. $  60.8
         Increase (decrease)  in net assets due to:
         Proceeds from options exercised to acquire Unilab common stock........................    15.6
         Special charges incurred by Unilab in conjunction with the Unilab acquisition, net of taxes and the increases in additional paid-in capital related to the accelerated vesting of outstanding Unilab stock options and the tax benefit
          recognized upon the exercise of Unilab stock options (see note (b) above)............    (3.0)
                                                                                                -------
         Adjusted historical net assets of Unilab..............................................    73.4  (c)(1)
         Adjustments to record net assets acquired based on estimated fair values:
         Inventories...........................................................................    (0.5) (c)(2)
         Deferred income taxes - current.......................................................     6.9  (c)(5)
         Prepaid expenses and other current assets.............................................    (1.5) (c)(2)
         Deferred income taxes - noncurrent....................................................     4.8  (c)(5)
         Other assets..........................................................................    (3.5) (c)(3)
         Accounts payable and accrued expenses.................................................    (2.1) (c)(6)
         Long-term debt........................................................................   (25.5) (c)(4)
         Incremental goodwill recorded.........................................................   645.4  (c)(7)
                                                                                                -------
         Total acquisition cost................................................................  $697.4
                                                                                                =======

    (c)(1) Includes $93.5 million of goodwill recorded in Unilab's historical balance sheet as of December 31, 2002.

    (c)(2) Represents a pro forma adjustment to reduce Unilab's historical net book value to the respective asset's estimated fair value.

    (c)(3) Represents the reduction in unamortized deferred financing costs of $3.5 million related to Unilab's outstanding debt repaid in conjunction with the Unilab acquisition.

    (c)(4) Represents the increase in the carrying value of Unilab's outstanding debt as of December 31, 2002 to its estimated fair value, based on the net present value of the estimated remaining cash flows, primarily reflecting the tender premium and associated tender offer costs of $23 million paid in conjunction with Quest Diagnostics' cash tender offer of Unilab's 12 3/4% Senior Subordinated Notes.

    (c)(5) The increase in current deferred income taxes of $6.9 million primarily represents a reclassification from noncurrent deferred income taxes related to the estimated timing associated with the realization of tax benefits for book and tax reporting purposes. The increase in noncurrent deferred income taxes of $4.8 million primarily represents the tax benefit of $10.2 million associated with the increase in the carrying value of Unilab's outstanding debt as of December 31, 2002 (as indicated in (c) (4)), partially offset by the reclassification to current deferred income taxes as described above.

    (c)(6) Primarily represents the accrual of the obligations under certain contracts associated with Unilab's operations as a result of the Unilab acquisition.

    (c)(7) Based on the estimated allocation of the acquisition cost of Unilab and the amount of goodwill recorded in Unilab's historical balance sheet as of December 31, 2002, a pro forma adjustment of $645.4 million, representing incremental goodwill acquired, was reflected in the unaudited pro forma combined balance sheet at December 31, 2002. Based on the nature and operations of the businesses of Quest Diagnostics and Unilab, and Quest Diagnostics' strategic rationale for pursuing the Unilab acquisition, Quest Diagnostics management determined, in consultation with third party valuation specialists, that none of the potential Unilab intangible assets qualify for inclusion as intangible assets under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141").

           The increase in common stockholders' equity of $323.1 million primarily represents the elimination of Unilab's historical net equity of $60.8 million, reduced for the impact of the special charges incurred and expensed by Unilab in conjunction with the Unilab acquisition of $3.0 million (as outlined in footnote (b) above), offset by the value of the 7.1 million shares of Quest Diagnostics common stock issued in conjunction with the Unilab acquisition of $372.5 million and the value of the 0.3 million converted options to acquire shares of Quest Diagnostics common stock issued in conjunction with the Unilab acquisition of $8.4 million.

    (d) Reflects the payment of the cash portion of Unilab's accrued merger costs and expenses accrued for in (b) above.

    (e) Reflects the repayment of substantially all of Unilab's outstanding debt of $220.1 million (including the impact of the preliminary purchase price allocation adjustments above of $25.5 million), plus accrued interest payable of $3.5 million as of December 31, 2002. The portion of Unilab's outstanding debt not repaid is principally associated with obligations under capital leases totaling $1.3 million as of December 31, 2002.

STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

    Relating to the AML acquisition

    (f) Represents the historical results of operations of AML for the period January 1, 2002 through the closing of the AML acquisition on April 1, 2002.

    (g) For the year ended December 31, 2002, the provision for special charges represents $14.5 million of direct transaction costs incurred and expensed by AML immediately prior to the closing of the AML acquisition.

    (h) In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to reclassify certain costs and expenses in the historical financial statements of AML on a basis consistent with that of Quest Diagnostics. These adjustments have no net impact on results of operations and are primarily associated with the reclassification of:

          (1) Amortization of deferred financing costs,

          (2) Depreciation expense, and

          (3) Information technology costs in support of laboratory operations, occupancy costs and the costs related to professional liability insurance programs.

    (i) The pro forma adjustment to net interest expense represents the difference between AML's historical interest expense and the assumed interest expense associated with the borrowings under Quest Diagnostics' unsecured revolving and secured receivables credit facilities to finance the acquisition of AML and related transaction costs, and repayment of substantially all of AML's existing outstanding debt. For purposes of calculating the pro forma net interest expense adjustment, the borrowings consisted of $300 million under Quest Diagnostics' secured receivables credit facility and $175 million under Quest Diagnostics' unsecured revolving credit facility. Both the secured receivables credit facility and unsecured revolving credit facility bear interest at variable rates. The assumed interest rates on the borrowings under the secured receivables credit facility and unsecured revolving credit facility were 2.42% and 3.2%, respectively. If the assumed interest rates fluctuate by 1/8%, interest expense fluctuates by approximately $0.6 million annually. During the remainder of 2002, Quest Diagnostics repaid all of the $300 million borrowed under its secured receivables credit facility and all of the $175 million borrowed under its unsecured revolving credit facility.

    (j) Reflects the pro forma impact on the amortization of intangible assets to eliminate AML's historical amortization of intangible assets, assuming that the nonamortization provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" ("SFAS 142"), were in effect as of January 1, 2002, related to the goodwill acquired in the AML acquisition. Based on our allocation of purchase price and in consultation with third party valuation specialists, no intangibles assets, meeting the criteria under SFAS 141 were identified for AML.

    (k) Reflects the pro forma adjustment to remove non-recurring merger costs of $14.5 million, consisting of direct transaction costs incurred and expensed by AML immediately prior to the closing of the AML acquisition.

    (l) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at an incremental tax rate of approximately 40%. The effective tax rate related to the pro forma adjustments is impacted by the pro forma adjustment to AML's historical amortization of goodwill and intangible assets and AML's merger costs and expenses incurred in conjunction with the acquisition of AML, the majority of which are not deductible for tax purposes.

    Relating to the Unilab acquisition

    (m) For the year ended December 31, 2002, the provision for special charges represents $6.3 million of direct transaction costs incurred and expensed by Unilab in conjunction with the merger agreement between Unilab and Quest Diagnostics.

    (n) In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to reclassify certain costs and expenses in the historical financial statements of Unilab on a basis consistent with that of Quest Diagnostics. These adjustments have no net impact on results of operations and are primarily associated with the reclassification of:

          (1) Net revenues and bad debt expense,

          (2) Depreciation expense and,

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


         (3) Information technology costs in support of laboratory operations, occupancy costs and the costs related to professional liability insurance programs.

    (o) The pro forma adjustment to net interest expense represents the difference between Unilab's historical net interest expense, which included approximately $1 million of interest income, and the assumed interest expense associated with the borrowings under the term loan to finance the acquisition of Unilab and related transaction costs, and repayment of substantially all of Unilab's existing outstanding debt. For purposes of calculating the pro forma net interest expense adjustment, the assumed interest rate associated with the $450 million of borrowings under the term loan, including amortization of deferred financing costs of approximately $0.8 million on an annual basis, was 2.8%. If the assumed interest rate fluctuates by 1/8%, interest expense fluctuates by approximately $0.6 million annually. During the first quarter of 2003, Quest Diagnostics repaid $42 million of principal outstanding under the term loan. Depending upon interest rates and the rate at which Quest Diagnostics is able to repay debt, amounts borrowed under the term loan and ultimately net interest expense may vary from that indicated above.

    (p) Reflects the pro forma impact on the amortization of intangible assets to eliminate Unilab's historical amortization of intangible assets, assuming that the nonamortization provisions of SFAS 142 were in effect as of January 1, 2002, related to the goodwill acquired in the Unilab acquisition. Based on our preliminary allocation of purchase price and in consultation with third party valuation specialists, no intangibles assets, meeting the criteria under SFAS 141, were identified for Unilab.

    (q) Reflects the pro forma adjustment to remove non-recurring merger costs of $6.3 million, consisting of direct transaction costs incurred and expensed by Unilab in conjunction with the merger agreement between Unilab and Quest Diagnostics.

    (r) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at an incremental tax rate of approximately 40%. The effective tax rate related to the pro forma adjustments is impacted by Unilab's merger costs and expenses incurred in conjunction with the merger agreement between Unilab and Quest Diagnostics, the majority of which are not deductible for tax purposes.

    (s) Basic earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding, after giving effect to all potentially dilutive common shares outstanding during the period. Potentially dilutive common shares primarily include stock options and restricted common shares granted under Quest Diagnostics' Employee Equity Participation Program. The weighted average number of common shares outstanding used to calculate pro forma basic and diluted earnings per common share has been adjusted to give effect to the 7.1 million shares of Quest Diagnostics common stock issued in connection with the purchase of Unilab, assuming the acquisition of Unilab closed on January 1, 2002. In addition, the weighted average number of common shares outstanding used to calculate diluted earnings per common share has been adjusted to reflect the dilutive effect of the 0.3 million converted options to acquire shares of Quest Diagnostics common stock issued in conjunction with the acquisition of Unilab, assuming the Unilab acquisition closed on January 1, 2002.


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